Exhibit 4.1

ARIZONA PUBLIC SERVICE COMPANY

TO

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

As Trustee under Arizona Public Service Company’s Indenture dated as of January 15, 1998

Twenty-Ninth Supplemental Indenture

Dated as of November 8, 2022

6.35% Notes due 2032

This TWENTY-NINTH SUPPLEMENTAL INDENTURE, dated as of November 8, 2022, is between Arizona Public Service Company, a corporation duly organized and existing under the laws of the State of Arizona (herein called the “Company”), having its principal office at 400 North Fifth Street, Phoenix, Arizona 85004, and The Bank of New York Mellon Trust Company, N.A., successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank), a national banking association, as Trustee (herein called the “Trustee”) under the Indenture dated as of January 15, 1998 between the Company and the Trustee (the “Indenture”).

RECITALS OF THE COMPANY

The Company has executed and delivered the Indenture to the Trustee to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (the “Securities”), said Securities to be issued in one or more series as provided in the Indenture.

Section 901(5) of the Indenture provides that, without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee may enter into one or more indentures supplemental to the Indenture for the purpose of adding to, changing or eliminating any of the provisions of the Indenture in respect of one or more series of Securities, provided that any such addition, change or elimination shall neither (i) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision.

Section 901(7) of the Indenture provides that, without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee may enter into one or more indentures supplemental to the Indenture for the purpose of establishing the form or terms of Securities of any series.

Pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its 6.35% Notes due 2032 (herein called the “Notes”), the forms and substance of such Notes and the terms, provisions, and conditions thereof to be set forth as provided in the Indenture and this Twenty-Ninth Supplemental Indenture.

All things necessary to make this Twenty-Ninth Supplemental Indenture a valid agreement of the Company, and to make the Notes described herein, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been done.

NOW, THEREFORE, THIS TWENTY-NINTH SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of each of the Notes and the terms, provisions, and conditions thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Notes, as applicable, as follows:

ARTICLE ONE

GENERAL TERMS AND CONDITIONS OF THE NOTES

SECTION 101.Authentication and Delivery. There shall be and is hereby authorized a series of Securities designated the “6.35% Notes due 2032” initially limited in aggregate principal amount to $400,000,000, which amount shall be as set forth in a Company Order for the authentication and delivery of Notes. The Notes shall mature and the principal shall be due and payable together with all accrued and unpaid interest thereon on December 15, 2032, and the Notes shall be issued in the form of registered Securities without coupons.
The foregoing principal amount of the Notes may be increased from time to time as permitted by Section 301 of the Indenture. All Notes need not be issued at the same time and such series may be reopened at any time, without notice to, or the consent of, the then existing Holders, for issuance of additional Notes. Any such additional Notes will be equal in rank and have the same respective maturity, payment terms, redemption features, and other terms as the Notes initially issued, except for the issue date, public offering price, payment of interest accruing prior to the issue date, and first payment of interest following the issue date of the additional Notes, but the Company will not issue such additional Notes unless the additional Notes are fungible with the previously issued Notes for U.S. federal income tax purposes or are issued with a separate CUSIP number.
SECTION 102.Global Security. The Notes shall be issued in certificated form, except that the Notes shall be issued initially as a Global Security to and registered in the name of Cede & Co., as nominee of The Depository Trust Company, as Depositary therefor. Any Notes to be issued or transferred to, or to be held by, Cede & Co. (or any successor thereof) for such purpose shall bear the depositary legend in substantially the form set forth at the top of the form of Note in Section 301 hereof (in lieu of that set forth in Section 204 of the Indenture), unless otherwise agreed by the Company, such agreement to be confirmed in writing to the Trustee. Each such Global Security may be exchanged in whole or in part for Notes registered, and any transfer of such Global Security in whole or in part may be registered, in the name(s) of Persons other than such Depositary or a nominee thereof only under the circumstances set forth in clause (2) of the last paragraph of Section 305 of the Indenture, or such other circumstances in addition to or in lieu of those set forth in clause (2) of the last paragraph of Section 305 of the Indenture as to which the Company shall agree, such agreement to be confirmed in writing to the Trustee. Upon the occurrence of any such event, the Notes will be issued in such names as the Depositary shall instruct the Trustee.
SECTION 103. Place of Payment and Place for Registration of Transfers and Exchange. Principal of, and premium, if any, and interest on, the Notes will be payable, the transfer of Notes will be registrable and the Notes will be exchangeable for Notes bearing identical terms and provisions, at the office or agency of the Company in the Village of East

Syracuse, The State of New York; provided, however, that payment of interest may be made at the option of the Company by wire transfer to any Holder or by deposit to the account of the Holder of any such Notes if such account is maintained with the Trustee, in each case according to the written instructions given by such Holder on or prior to the applicable record date to the Trustee, which written instructions shall remain in effect until revised by such Holder by an instrument in writing delivered to the Trustee.
SECTION 104.Payment of Interest. The Notes will bear interest at the rate of 6.35% per annum from November 8, 2022 or from the most recent Interest Payment Date (as hereinafter defined) to which interest has been paid or duly provided for until the principal thereof is paid or made available for payment, payable semi-annually in arrears on June 15 and December 15 of each year (each, an “Interest Payment Date”), commencing on June 15, 2023, to the person in whose name such Note or any Predecessor Security is registered, at the close of business on June 1 and December 1, as the case may be, whether or not a Business Day, immediately preceding the Interest Payment Date. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the Holders on such Regular Record Date, and may be paid to the Person in whose name such Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest, notice whereof shall be given to the Holders of the Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully described in the Indenture.

The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Interest will accrue from November 8, 2022 or from the most recent Interest Payment Date to which interest has been paid or duly provided for to, but not including, the relevant payment date. In the event that any date on which interest is payable on the Notes is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), in each case with the same force and effect as if made on such date. A “Business Day” shall mean any day except a Saturday, a Sunday or a legal holiday in The City of New York on which banking institutions are authorized or required by law, regulation or executive order to close.

SECTION 105.Redemption of the Notes. Prior to September 15, 2032 (the “Par Call Date”), the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)     (a) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed discounted to the Redemption Date (assuming the Notes to be redeemed matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus 35 basis points, less (b) interest accrued to the Redemption Date; and

(2)     100% of the principal amount of the Notes to be redeemed;
plus, in either case, accrued and unpaid interest, if any, thereon to, but not including, the Redemption Date.

On or after the Par Call Date, the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, thereon to, but not including, the Redemption Date.
The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the Depositary’s procedures) at least 10 days but not more than 60 days before the Redemption Date to the Trustee and each holder of Notes to be redeemed.
If less than all of the Notes are to be redeemed and (i) the Notes are in global form, the interests in the Notes to be redeemed shall be selected for redemption by The Depository Trust Company (“DTC”) in accordance with DTC’s standard procedures therefor, or (ii) the Notes are in definitive form, the Notes to be redeemed shall be selected by lot. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by DTC (or another Depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the Depositary.
Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption.
Notwithstanding the foregoing, installments of interest on Notes that are due and payable on Interest Payment Dates falling on or prior to the Redemption Date will be payable on the Interest Payment Date to the registered holders as of the close of business on the relevant record date according to the Notes and the Indenture. The Trustee shall have no obligation to calculate the Redemption Price.
Notwithstanding Section 1104 of the Indenture, any notice of redemption given pursuant to said Section with respect to the foregoing redemption need not set forth the Redemption Price but only the manner of calculation thereof.
For purposes of this Section 105, “Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.
If on the third business day preceding the Redemption Date H.15 TCM or any successor designation or publication is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
SECTION 106.Defeasance of the Notes. The Notes shall be defeasible pursuant to Section 1302 or 1303 of the Indenture.

SECTION 107.Minimum Denominations. The Notes shall be issuable in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.
SECTION 108.Election to Redeem; Notice to Trustee. Solely for purposes of the Notes, Section 1102 of the Indenture shall be amended by replacing “60 days” with “15 days”.
SECTION 109.Notice of Redemption. Solely for purposes of the Notes, Section 1104 of the Indenture shall be amended by replacing “30” with “10”.
SECTION 110.    Execution and Authentication of the Notes. Solely for purposes of the Notes, Section 303 of the Indenture shall be amended by adding “, electronic” after “manual” in the first and second paragraphs, and by adding “or electronic” after “manual” in the last paragraph thereof.
ARTICLE TWO
ADDITIONAL COVENANT
SECTION 201.Negative Lien Covenant. (a)    So long as any of the Notes are Outstanding, the Company will not issue, assume, guarantee or permit to exist any Debt secured by any mortgage, security interest, pledge or lien (herein referred to as a “Mortgage”) of or upon any Operating Property of the Company, whether owned at the date of this Twenty-Ninth Supplemental Indenture or hereafter acquired, without effectively securing the Notes (together with, if the Company shall so determine, any other indebtedness or obligations of the Company ranking senior to, or equally with, the Notes) equally and ratably with such Debt (but only so long as such Debt is so secured); provided, however, that the foregoing restriction shall not apply to Debt secured by any of the following:
(1)    Mortgages on any property existing at the time of acquisition thereof (which Mortgages may also extend to subsequent repairs, alterations and improvements to that property);
(2)    Mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with the Company or at the time of a sale, lease or other disposition of the properties of such corporation or a division thereof as an entirety or substantially as an entirety to the Company;
(3)    Mortgages on property to secure all or part of the cost of acquiring, constructing, developing or substantially repairing, altering or improving such property or to secure indebtedness incurred to provide funds for any such purpose or for reimbursement of funds previously expended for any such purpose, provided such Mortgages are created or assumed contemporaneously with, or within eighteen (18) months after, such acquisition or completion of construction, development or substantial repair, alteration or improvement;

(4)    Mortgages in favor of the United States of America or any State thereof, or any department, agency, instrumentality or political subdivision of the United States of America or any State thereof, or for the benefit of holders of securities issued by any such entity (or providers of credit enhancement with respect to those securities), to secure any Debt (including the Company’s obligations with respect to industrial development, pollution control or similar revenue bonds) incurred for the purpose of financing or refinancing all or any part of the purchase price or the cost of constructing, developing or substantially repairing, altering or improving the property of the Company;
(5)    Mortgages to compensate the Trustee as provided in the Indenture; or
(6)    any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Mortgage referred to in the foregoing clauses (1) to (5), inclusive; provided, however, that the principal amount of Debt secured thereby and not otherwise authorized by said clauses (1) to (5), inclusive, shall not exceed the principal amount of Debt, plus any premium or fee payable in connection with any such extension, renewal or replacement, so secured at the time of such extension, renewal or replacement.
(b)    Notwithstanding the provisions of Section 201(a), the Company may issue, assume or guarantee or permit to exist Debt, secured by Mortgages that would otherwise be subject to the restrictions set forth above in connection with the Company’s sale and lease-back transactions relating to Unit 2 of the Palo Verde Nuclear Generating Station (the “Unit 2 Sale and Lease-Back Transactions”), including but not limited to Mortgages on the leased interests in Unit 2 of the Palo Verde Nuclear Generating Station and related rights if the Company reacquires ownership in any of those interests or acquires any of the equity or owner participants’ interests in the trusts that hold title to such leased interests, whether or not it also directly assumes the Sale Leaseback Obligation Bonds, and Mortgages on the Company’s interests in the trusts that hold title to such leased interests and related rights in the event that the Company acquires any of the equity or owner participants’ interests in such trusts pursuant to a “special transfer” under the Unit 2 Sale and Lease-Back Transactions. In addition, the Company may issue, assume or guarantee or permit to exist Debt that is secured by Mortgages that would otherwise be subject to the restrictions set forth above up to an aggregate principal amount that, together with the principal amount of all other Debt of the Company secured by such Mortgages, does not at the time exceed ten percent (10%) of Tangible Assets.
(c)    For purposes of this Section 201, the following terms shall have the following meanings:

“Debt” means any outstanding debt of the Company for money borrowed evidenced by notes, debentures, bonds or other securities, or guarantees of any thereof.
“Operating Property” means (i) any interest in real property owned by the Company and (ii) any asset owned by the Company that is depreciable in accordance with generally accepted accounting principles, excluding in any case any interest of the Company as lessee under any lease.
“Sale Leaseback Obligation Bonds” means any bonds issued in connection with the Unit 2 Sale and Lease-Back Transactions and any refinancing or refunding of such obligations.
“Tangible Assets” means the amount shown as total assets on the most recent balance sheet of the Company, less: (i) intangible assets, including, but without limitation, goodwill, trademarks, trade names and patents and (ii) appropriate adjustments, if any, on account of minority interests; provided, however, that if, subsequent to the date of the most recent balance sheet of the Company, the Company acquires any property, whether by acquisition (including by way of capital lease) from a third party, through merger or consolidation, through construction, development or substantial repair, alteration or improvement of property, or by any other means, and such property is or becomes subject to any Mortgage securing Debt, the Company may prepare a pro forma balance sheet to include the value of such property in any calculation of Tangible Assets hereunder. Subject to the foregoing, Tangible Assets shall be determined in accordance with generally accepted accounting principles and practices applicable to the type of business in which the Company is engaged and that are approved by the independent accountants regularly retained by the Company, and may be determined as of a date not more than 60 days prior to the happening of the event for which such determination is being made.
ARTICLE THREE
FORM OF NOTES
SECTION 301.Form of Notes. The Notes and the Trustee’s certificate of authentication thereon shall be substantially in the following forms:
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ARIZONA PUBLIC SERVICE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

ARIZONA PUBLIC SERVICE COMPANY
6.35% Note due 2032

No. 1                             $400,000,000
CUSIP No. 040555 DE1

Arizona Public Service Company, a corporation duly organized and existing under the laws of the State of Arizona (the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of Four Hundred Million Dollars ($400,000,000) on December 15, 2032, and to pay interest thereon and on any overdue interest from November 8, 2022 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on June 15 and December 15 of each year, commencing June 15, 2023, at the rate of 6.35% per annum, until the principal hereof is paid or made available for payment. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be June 1 or December 1, as the case may be, immediately preceding the Interest Payment Date (whether or not a Business Day). Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payment of the principal of (and premium, if any) and any interest on this Security will be made at the office or agency of the Company maintained for that purpose through the corporate trust office of the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by wire transfer to any Holder or by deposit to the account of the Holder of any such Securities if such account is maintained with the Trustee, in each case according to the written instructions given by such Holder on or prior to the applicable record date to the Trustee, which written instructions shall remain in effect until revised by such Holder by an instrument in writing delivered to the Trustee.

Reference is hereby made to the further provisions of this Security set forth following the Company’s signature hereto, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to following the Company’s signature hereto by manual or electronic signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.
ARIZONA PUBLIC SERVICE COMPANY

By

Attest:

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of January 15, 1998 (such instrument as originally executed and delivered and as supplemented or amended from time to time, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank), as Trustee (the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a description of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof.
Prior to September 15, 2032 (the “Par Call Date”), the Company may redeem the Securities of this series at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)     (a) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities of this series to be redeemed discounted to the Redemption Date (assuming the Securities of this series to be redeemed matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus 35 basis points, less (b) interest accrued to the Redemption Date; and

(2)     100% of the principal amount of the Securities of this series to be redeemed;

plus, in either case, accrued and unpaid interest, if any, thereon to, but not including, the Redemption Date.

On or after the Par Call Date, the Company may redeem the Securities of this series at its option, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Securities of this series to be redeemed, plus accrued and unpaid interest, if any, thereon to, but not including, the Redemption Date. The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the Depositary’s procedures) at least 10 days but not more than 60 days before the Redemption Date to the Trustee and each holder of Securities of this series to be redeemed.

If less than all of the Securities of this series are to be redeemed and (i) the Securities of this series are in global form, the interests in the Securities of this series to be redeemed shall be selected for redemption by The Depository Trust Company (“DTC”) in accordance with DTC’s standard procedures therefor, or (ii) the Securities of this series are in definitive form, the Securities of this series to be redeemed shall be selected by lot. No Securities of this series of a principal amount of $2,000 or less will be redeemed in part. If any Security of this series is to be redeemed in part only, the notice of redemption that relates to the Security of this series will state the portion of the principal amount of the Security of this series to be redeemed. A new Security of this series in a principal amount equal to the unredeemed portion of the Security of this series will be issued in the name of the holder of the Security of this series upon surrender for cancellation of the original Security of this series. For so long as the Securities of this series are held by DTC (or another Depositary), the redemption of the Securities of this series shall be done in accordance with the policies and procedures of the Depositary.

Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Securities of this series or portions thereof called for redemption.

Notwithstanding the foregoing, installments of interest on Securities of this series that are due and payable on Interest Payment Dates falling on or prior to the Redemption Date will be payable on the Interest Payment Date to the registered holders as of the close of business on the relevant record date according to the Securities of this series and the Indenture. The Trustee shall have no obligation to calculate the Redemption Price.

Notwithstanding Section 1104 of the Indenture, any notice of redemption given pursuant to said Section with respect to the foregoing redemption need not set forth the Redemption Price but only the manner of calculation thereof.

As used herein:

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third business day preceding the Redemption Date H.15 TCM or any successor designation or publication is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Securities of this series will not be subject to any sinking fund.
In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security and certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

The Indenture contains provisions limiting the Company’s ability to issue, assume, guarantee or permit to exist any Debt secured by any mortgage, security interest, pledge or lien upon any of its Operating Property, subject to the exceptions and qualifications set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee without the consent of such Holders in certain circumstances, or with the consent of the Holders of not less than 66-2/3% in principal amount of the affected Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the affected Securities at the time Outstanding, on behalf of the Holders of all such Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy under the Indenture, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and none of the Company, the Trustee or any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Form of Trustee’s Certificate of Authentication.
CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
As Trustee

By
        Authorized Officer
SECTION 302.General Provisions. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Twenty-Ninth Supplemental Indenture, and the Company, by its execution and delivery of this Twenty-Ninth Supplemental Indenture, expressly agrees to such terms and provisions and to be bound thereby. However, to the extent any provision of the Notes conflicts with the express provisions of this Twenty-Ninth Supplemental Indenture or the Indenture, the provisions of this Twenty-Ninth Supplemental Indenture or the Indenture, as applicable, shall govern and be controlling..
ARTICLE FOUR
ORIGINAL ISSUE OF NOTES
SECTION 401.Issuance of Notes. Subject to Section 101, Notes in the aggregate principal amount of $400,000,000 may, upon execution of this Twenty-Ninth Supplemental Indenture, or from time to time thereafter, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes, in accordance with a Company Order delivered to the Trustee by the Company, without any further action by the Company.
ARTICLE FIVE
PAYING AGENT AND REGISTRAR
SECTION 501.Appointment of Paying Agent and Registrar. The Bank of New York Mellon Trust Company, N.A. will be the Paying Agent and Security Registrar for the Notes.
ARTICLE SIX
SUNDRY PROVISIONS

SECTION 601.Associate Secretary. For all purposes relating to this Twenty-Ninth Supplemental Indenture and the Notes, the term “Assistant Secretary” when used in the Indenture with respect to the Company will include an Associate Secretary of the Company.
SECTION 602.Defined Terms. Except as otherwise expressly provided in this Twenty-Ninth Supplemental Indenture or in the form of the Notes, or otherwise clearly required by the context hereof or thereof, all terms used herein or in said form of the Notes that are defined in the Indenture shall have the several meanings respectively assigned to them thereby.
SECTION 603.Ratification of Indenture. The Indenture, as heretofore supplemented and amended, and as supplemented by this Twenty-Ninth Supplemental Indenture, is in all respects ratified and confirmed, and this Twenty-Ninth Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.
SECTION 604.About the Trustee. The Trustee hereby accepts the trusts herein declared, provided, created, supplemented or amended and agrees to perform the same upon the terms and conditions herein and in the Indenture, as heretofore supplemented and amended, set forth and upon the following terms and conditions:

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Twenty-Ninth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. Each and every term and condition contained in Article Six of the Indenture shall apply to and form a part of this Twenty-Ninth Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Twenty-Ninth Supplemental Indenture.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Twenty-Ninth Supplemental Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods; provided, however, that (a) the party providing such written instructions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee in a timely manner, and (b) such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions. If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. Delivery of reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 605.Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
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IN WITNESS WHEREOF, the parties hereto have caused this Twenty-Ninth Supplemental Indenture to be duly executed as of the day and year first above written.
ARIZONA PUBLIC SERVICE COMPANY

By:         /s/ Paul Mountain
Paul Mountain
Vice President and Treasurer

Attest:

/s/ Shirley A. Baum
Shirley A. Baum
Associate Secretary

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:     /s/ Michele R. Shrum
Name: Michele R. Shrum
Title: Vice President

[Signature Page to Twenty-Ninth Supplemental Indenture]

STATE OF ARIZONA    )
    ) ss.:
COUNTY OF MARICOPA    )
On the 7th day of November 2022, before me personally came Paul Mountain, to me known, who, being by me duly sworn, did depose and say that he is the Vice President and Treasurer of Arizona Public Service Company, one of the corporations described in and which executed the foregoing instrument and that he signed his name thereto by authority of the Board of Directors of said corporation.

/s/ Lisa D. Hattrup
Notary Public
My Commission Expires

STATE OF FLORIDA    )
    ) ss.:
COUNTY OF DUVAL    )
On the 7th day of November 2022, before me personally came Michele R. Shrum, to me known, who, being by me duly sworn, did depose and say that she is the Vice President of The Bank of New York Mellon Trust Company, N.A., the Trustee, and which executed the foregoing instrument and that she signed her name thereto by authority of the Board of Directors of said company.

/s/ Cindy A. Sheldon
Cindy A. Sheldon
My Commission #HH206011
Expires 12/8/2025